Exhibit 10.44

THIS THIRD AMENDMENT (“Third Amendment”) TO AMENDED AND RESTATED COAL MINING LEASE AGREEMENT is made and dated on August 12, 2010 (“Effective Date”), and is by and between WPP LLC (“Lessor”), a Delaware limited liability company, and WILLIAMSON ENERGY, LLC (“Lessee”), a Delaware limited liability company, each a “Party” and collectively the “Parties”.

W I T N E S S E T H

WHEREAS, the Parties have entered into that certain Amended and Restated Coal Mining Lease Agreement dated as of August 14, 2006 (“Lease”), a memorandum of which (entitled “Short Form of Amended and Restated Coal Mining Lease Agreement” and dated effective as of August 14, 2006) was recorded on October 24, 2006 in the Office of the Clerk and Recorder of Williamson County, Illinois in Miscellaneous Record 301, Page 480, regarding the leasing of certain coal reserves and the terms and conditions under which such coal reserves are to be mined; and

WHEREAS, the Lease has been amended by (i) that certain First Amendment to the Amended and Restated Coal Mining Lease Agreement dated as of May 19, 2008 (“First Amendment”) and (ii) that certain Amendment to Amended and Restated Coal Mining Lease Agreement dated December 18, 2009 (“Second Amendment”, and the Lease, as amended, is also hereafter referred to as the “Lease”); and

WHEREAS, the Parties are willing and have agreed to amend the Lease in accordance with the terms, conditions and provisions of this Third Amendment.

NOW, THEREFORE, in consideration of the premises which are not mere recitals but are an integral part hereof and other good and valuable consideration including the rents, royalties, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. Lessor and Lessee hereby agree to add to the Leased Premises (as defined in the Lease) for the purpose of mining (by any deed or underground mining method including without limitation continuous miner(s) and longwall mining), processing and transporting, the following coal (as hereafter defined) in and under the Additional Property (as hereafter defined): (i) all the coal in the No. 5 Seam of coal in and under that area bordered or outlined with the dark line with the words “LEASE ADDITION” printed within such border (“Lease Addition Area”) on the map or drawing attached hereto and incorporated herein entitled “EXHIBIT A – Lease Exhibit” and bearing “DATE: 12/14/2009” (“Exhibit A”) in Sections 9 and 10, Township 8 South, Range 4 East, of the Third P.M., Williamson County, Illinois (noting (a) that the Lease Addition Area is described on Exhibit A as the “Area to be added to the Coal Mining Lease Agreement”; contains 89.2 acres, more or less; and is described in a metes and bounds description set forth on Exhibit A, reference to which is made for a further and more particular description of the Lease Addition Area; and (b) that all the coal in the Herrin No. 6 Seam of coal in and under the Lease Addition Area was added to the Leased Premises (as defined in the Lease) by the Second Amendment); and (ii) all the coal in the No. 5 and No. 6 Seams of coal in and under those lands and properties situated in Sections 28 and 33, Township 7 South, Range 4 East, of the Third P.M., Franklin County, Illinois, which are described, identified or referred to on “EXHIBIT “B”“ attached hereto and by reference made a part hereof (collectively “Additional Property”, and with all such coal being hereafter collectively the “coal”). The coal in and under the Additional Property shall be part of the Leased Premises and shall be treated and considered to be part of the Leased Premises for all purposes in and under the Lease.

2. Lessor and Lessee also hereby agree to add to the Leased Premises (as defined in the Lease) for the purpose of mining (by any deed or underground mining method including without limitation continuous miner(s) and longwall mining), processing and transporting, the following Pier Coal (as hereafter defined) in and under the Pier Premises (as hereafter defined): all the coal in the No. 5 and No. 6 Seams of coal (“Pier Coal”) in and under the “Premises” (consisting of 80 acres, more or less, in Williamson County, Illinois and hereafter defined as “Pier Premises”) as defined in that certain “Coal Lease” dated April 5, 2006 by and between Pier Co., an Illinois corporation, as “Lessor”, and Williamson Development Company, LLC (“WDC”), as “Lessee” (“Pier Lease”), whereby Pier Co. leased to WDC the coal only in and under the Pier Premises together with other exclusive rights regarding such coal. There is a “Memorandum of Coal Lease” of or for the Pier Lease by and between Pier Co. and WDC dated April 5, 2006 and recorded on April 6, 2006 in the Office of the County Clerk and Recorder of Williamson County, IL in Miscellaneous Record 297, Page 864. WDC assigned the

No. 5 and No. 6 Seams of coal only in or under the Pier Premises and all rights relating or pertaining to or connected with such No. 5 and No. 6 Seams of coal as set forth in the Pier Lease (collectively “Pier Coal and Related Rights”) to WPP LLC (Lessor herein), and Lessor acquired and accepted the Pier Coal and Related Rights pursuant to and in accordance with that certain “Partial Assignment of Coal Lease” dated August 12, 2010 by and between WDC, as “Assignor”, and Lessor, as “Assignee” (“Pier Coal Lease Assignment”). The Pier Coal in and under the Pier Premises shall be part of the Leased Premises and shall be treated and considered to be part of the Leased Premises for all purposes in and under the Lease. However, the inclusion of the Pier Coal as part of the Leased Premises in and under the Lease shall be treated as and be in the form of a sublease of the Pier Coal from Lessor to Lessee (“Pier Coal Sublease”); and as part of the Pier Coal Sublease, Lessee agrees to assume, carry out and perform all of the terms, obligations, benefits and conditions of the Pier Lease but only as they relate or pertain to the Pier Coal and Related Rights which were assigned to and assumed by Lessor pursuant to the Pier Coal Lease Assignment in the same manner as if Lessee herein were the original Lessee of the Pier Coal and Related Rights in the Pier Lease.

3. In connection with this Third Amendment, each Party agrees, and agrees to cause its affiliates, to prepare, execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Third Amendment.

4. This Third Amendment shall be interpreted as mutually drafted by all Parties and shall not be construed more severely against any Party as the preparer of the document.

5. This Third Amendment may be executed in any number of counterparts (including facsimile counterparts), all of which taken together shall constitute one and the same instrument, and any Party may execute this Third Amendment by signing any such counterpart(s).

6. Except as expressly modified and amended in this Third Amendment, all of the terms, conditions and provisions of the Lease shall remain in place, in force and in effect.

[Signatures and Notary Acknowledgments are on the following pages.]

IN WITNESS WHEREOF, each Party has executed this Third Amendment as of the Effective Date.

Executed in duplicate.

“Lessor”

WPP LLC

By:	NRP (OPERATING) LLC
Its:	Sole Member

By:	/s/ Kevin F. Wall

Name:	Kevin F. Wall

Title:	Executive Vice President – Operations

“Lessee”

WILLIAMSON ENERGY, LLC

By	/s/ Donald R. Holcomb

Name:	Donald R. Holcomb

Its	Authorized Person

STATE OF WV,

COUNTY OF KANAWHA, TO-WIT:

The foregoing instrument was acknowledged, subscribed and sworn to before me this 10th day of November, 2010, by Kevin F. Wall as Exec. VP – Operations of NRP (Operating) LLC, which is the sole member of WPP LLC, a Delaware limited liability company, on behalf of WPP LLC.

My Commission expires June 20, 2015

/s/ Linda E. Sadler
Notary Public

[SEAL]

STATE OF FLORIDA,

COUNTY OF PALM BEACH, TO-WIT:

The foregoing instrument was acknowledged, subscribed and sworn to before me this 3rd day of November, 2010, by Donald R. Holcomb as Authorized Person of Williamson Energy, LLC, a Delaware limited liability company, on behalf of Williamson Energy, LLC.

My Commission expires: July 07, 2014.

/s/ Rhiannon Siegel
Notary Public

[SEAL]

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